UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2006
Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 423-1000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: INCENTIVE STOCK PLAN
EX-10.2: NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

Item 1.01. Entry into a Material Definitive Agreement.
On April 25, 2006, at the Annual Meeting of Stockholders of Merck & Co., Inc. (the “Company”), stockholders of the Company approved (i) the 2007 Incentive Stock Plan (the “2007 ISP”), which replaces the 2004 Incentive Stock Plan, with 155 million shares of Merck Common Stock reserved for issuance thereunder, and (ii) the 2006 Non-Employee Directors Stock Option Plan (the “2006 Directors Plan”), which replaces the 2001 Non-Employee Directors Stock Option Plan, with one million shares of Merck Common Stock reserved for issuance thereunder. The 2007 ISP and 2006 Directors Plan are incorporated herein by reference and are attached hereto in their entirety as Exhibit 10.1 and Exhibit 10.2, respectively.
Description of the 2007 ISP
Primary aspects of the Plan are as follows:

Plan Term	Effective May 1, 2006. No new incentives may be granted after April 30, 2011, or earlier if terminated by the Board. However, the term and exercise of incentives granted before then may extend beyond that date.

Eligible for grants	Regular full-time and part-time employees employed by the Company, its parent, if any, or its subsidiaries, its affiliates and its joint ventures. Officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with the partner or affiliate are include as eligible. The Compensation and Benefits Committee of the Board of Directors, (the “Committee”) determines which eligible employee actually receive grants. As of December 31, 2005, there were approximately 61,500 eligible employees.

Incentives available	• Incentive and Nonqualified Stock Options (“Stock Options”)

• Stock Appreciation Rights (“SARs”)

• Restricted Stock Grants

• Performance Awards

• Share Awards

• Phantom Stock Awards

Shares Authorized	155 million shares of Merck Common Stock, counted and subject to adjustments, as described below

Share Counting Method	• Stock Options and SARs count as one share. Combination Tandem SAR and Stock option—where exercise of one results in cancellation of the other—count as one share in the aggregate

• Restricted Stock Grant, Performance Share, Share Award and Phantom Stock Awards count as four shares

• Shares granted under the 2007 ISP, or the 1991, 1996, 2001 or 2004 Incentive Stock Plans (the “Prior ISPs”) that were granted but lapse, expire, terminate or are canceled may be used for further grants under the 2007 ISP

• Shares tendered in payment of the exercise price of a Stock

Option do not increase the number of shares authorized

• Shares withheld to satisfy tax withholding obligation are not added to the shares authorized

• All shares covered by a SAR, to the extent exercised and whether or not shares of Common Stock are actually issued upon exercise of the right, are considered issued or transferred pursuant to the 2007 ISP

Individual Limitations	In any year, no individual may receive Incentives covering more than 3 million shares of the Company’s Common Stock (counted as described above)

General Limitations on Vesting, Exercisability	Incentives generally may not be granted with a vesting period shorter than one year from grant date.

Stock Options and SARs may not be exercisable earlier than one year from grant date. However, where there is an intervening event, vesting and exercisability may be accelerated.

• For example, a change in control of the Company, or the grantee’s death, retirement, termination of the employment caused by the Company, or other event as established by the Committee, or as required by applicable law.

Repricing Prohibited	No adjustments or reduction of the exercise price of any outstanding incentives in the event of a decline in stock price is permitted without approval by Company’s stockholders or as otherwise specifically provided under the 2007 ISP (such as an adjustment as described below). The prohibition includes

• Reducing the exercise price of outstanding incentives and

• Canceling outstanding incentives in connection with regranting incentives at a lower price to the same individual.

Special Provisions for Options

Number granted	Determined by the Committee or its delegate (Board for CEO or other Board member).

Exercise Price	Not less than fair market value of a share of stock on grant date.

• The fair market value currently is generally the average of the high and low prices of Merck Common Stock as quoted on the New York Stock Exchange, rounded up or down to the nearest 1/100 of a cent, on the grant date.

• However, the exercise price may be higher (not lower) in certain countries in consideration of local law.

• And, the Company intends to refrain from offering discount options under Section 409A of the Internal Revenue Code, and may revise the definition of fair market value accordingly.

Vesting and Exercise Periods	As determined by the Committee. However,

• If a grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option expire immediately.

• The term of options generally may not exceed ten years. However, in the event of the death of a grantee prior to the expiration of a Nonqualified Option, the Committee may permit exercise for up to 11 years.

Limits on Incentive Stock Options	In general, Incentive Stock Options must satisfy requirements prescribed by the Internal Revenue Code to qualify for special tax treatment. Therefore,

• No person may receive a grant of ISOs for stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined when the ISO is granted, that would be exercisable for the first time during any calendar year.

• If any grant is made in excess of the limits provided in the Code, the grant automatically becomes a Nonqualified Option.

Dividend Equivalents	Dividends are neither paid nor accumulated during the period of the Option.

Special Provisions for SARs	SARs may be issued singly (“Stand Alone SAR”) or in combination with an option (“Tandem SAR”). SARs may be paid in shares, cash or a combination of shares and cash.

• A Tandem SAR entitles its grantee to surrender the Stock Option which is then exercisable and receive an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price (the “Spread”) multiplied by the number of shares covered by the Stock Option which is surrendered.

• A Stand Alone SAR grantee is entitled to an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender it is received by the Company over the fair market value of the Common Stock on the date of grant, multiplied by the number of shares covered by the Stand Alone SAR.

Number granted	Determined by the Committee or its delegate (Board for CEO or other Board member).

Dividend Equivalents	Dividends are neither paid nor accumulated during the period of the SAR.

Special Provisions for Restricted Stock Awards	“Restricted Stock Grants"—either actual shares of Common Stock (“Restricted Stock”) or phantom shares of Common Stock (“Restricted Stock Units”)—may be granted subject to the terms and conditions as the Committee prescribes.

Number granted	Determined by the Committee or its delegate (Board for CEO or other

Board member).

Employment required	Grantees generally must remain employed during a period designated by the Committee (“Restricted Period”) in order to receive the shares, cash or combination under the Restricted Stock Grant.

If employment ends before the Restricted Period ends, Restricted Stock Grant will terminate. However, the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The Committee may, in its discretion, also provide for complete or partial exceptions to the employment restriction as it deems equitable.

All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the Restricted Period if the conditions described above have been met.

Form of Grant	Restricted Stock Grants are shares of actual Common Stock.

Payouts of Restricted Stock Units may be in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee.

Dividend Equivalents	The Committee may at the time of grant provide that dividends (or dividend equivalents for Restricted Stock Units) during the Restricted Period are paid or accumulated, or neither paid nor accumulated.

Special Provisions for Performance Share Awards	The Committee will determine the period for which a Performance Share Award is made (“Award Period”) and the Performance goals

Number granted	Determined by the Committee or its delegate (Board for CEO or other Board member).

Performance Goals	May include any or a combination of the following:

• Share price

• Pre-tax profits

• Earnings per share

• Return on stockholders’ equity

• Return on assets,

• Sales

• Net income

• Total shareholder return

For a Performance Share Award not intended to constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code, measures may include any other financial or other measurement established by the Committee

Performance Share Award Payouts	The Committee will establish the method of calculating the amount of payment to be made under a Performance Award if Performance Goals are met, including any maximum payment.

After the completion of an Award Period, the relevant performance will be measured against the Performance Goals, and the Committee will determine whether all, none or a portion of Performance Award is paid.

Dividend Equivalents	The Committee may at the time of grant provide that dividends or dividend equivalents during the Award Period are paid or accumulated, or neither paid nor accumulated.

Other Share-Based Awards	Actual shares of common stock or phantom shares of common stock may be granted in the amounts and on the terms and conditions as the Committee determines.
Other Information
Plan Administration. The 2007 ISP is administered by the Committee. The Committee is comprised of Non-Employee Directors, who may not receive any awards under the 2007 ISP. The Committee establishes the terms and conditions of awards, subject to certain limitations in the 2007 ISP plan document. The Committee may delegate to the Chief Executive Officer or other executive officers of the Company certain authority, including the authority to grant awards to eligible employees who are not officers subject to Section 16 of the Securities Exchange Act of 1934.
Change in Control. Upon a change in control of the Company, all outstanding stock options and restricted stock units will become fully vested. However, performance-based stock options held by key research and development personnel may not fully vest unless stock options are generally to be cancelled in the transaction.
• In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.
• If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for their options in an amount at least equal to the difference between the exercise price and the price paid to shareholders in the change in control.
• Upon a change in control of the Company, a portion of performance share units generally will become vested as determined by reference to the holder’s period of employment during the performance cycle and (1) based on actual performance as to fiscal years that have been complete for at least 90 days as of the date of the change in control and (2) otherwise, based on target performance.
• After a change in control, amendment of the 2007 ISP is limited. The 2007 ISP also provides for payment of participants’ legal fees in the event of disputes after a change in control.
A “change in control” for purposes of these amendments has the same meaning that it has under the Change in Control Separation Benefits Plan, except as to awards that are deferred compensation subject to Section 409A, in which event the definition permitted under 409A will apply.
Adjustments
In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other event identified by the Committee, the Committee will make the adjustments, if any, as it deems appropriate in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding incentives, (iii) the option price of Stock Options and (iv) the grant value of SARs.

Plan Amendment and Termination
The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes. However, it may not, without the consent of affected grantees, revoke or alter outstanding incentives in a manner unfavorable to them. The Board also may not amend the Plan without stockholder approval where the absence of approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected grantees, incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A.
Federal Income Tax Consequences
An explanation of the U.S. federal income tax consequences for grantees who are subject to tax in the United States follows.
•	Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or a deduction for the Company. The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

•	SARs and Performance Share Awards. The grant of a SAR or a Performance Share Award would not result in income for the grantee or a deduction for the Company. Upon the exercise of a SAR or the receipt of shares or cash under a Performance Share Award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

•	Restricted Stock Grants. The grant of Restricted Stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Any dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

•	Share Awards. If Share Awards are in the nature of shares of Merck Common Stock (as opposed to phantom stock), they generally would be taxable as ordinary income equal to the aggregate of their fair market value when the grant is not subject to a substantial risk of forfeiture. If in the form of phantom stock, Share Awards generally would be taxable as ordinary income equal to the aggregate of their fair market value when convertible to cash or shares that are not subject to a substantial risk of forfeiture. In all events, the Company would be entitled to a deduction for the amount included in the grantee’s income.

•	Section 409A. The American Jobs Creation Act of 2004 added Section 409A to the Tax Code, generally effective January 1, 2005. The IRS has so far issued only limited guidance on the interpretation of this new law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation.
Section 409A does not apply to incentive stock options, non-qualified stock options and stock appreciation rights (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date).
Section 409A may apply to restricted stock units, performance units and performance shares. Grants under such plans will continue to be taxed at vesting.
•	Section 162(m). As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve the Company’s federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly compensated executive officers. To qualify, options and other awards must be granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”
Description of the 2006 Directors Plan
     Primary aspects of the Plan are as follows:

Plan Term	Effective on approval by the Company’s stockholders. Terminates December 31, 2016 unless terminated earlier by the Board of Directors or extended by the Board with the approval of stockholders. However, the term and exercise of incentives granted before then may extend beyond that date.

Eligibility	“Non-Employee Directors"—that is, members of the Board of Directors who are not current or former employees of the Company or any of its subsidiaries. After election of directors at this Annual Meeting, there will be 11.

Shares Authorized	One million shares of Merck Common Stock over ten years, subject to adjustments as described below.

Option Grants

Number granted	5,000 options—or such other amount as determined by the Board from time to time—granted on the first Friday following the Company’s Annual Meeting of Stockholders that each individual is elected, reelected or continuing as a Non-Employee Director.

Exercise Price	Exercise price of options will be the average of the high and low prices of Merck Common Stock as quoted on the New York Stock Exchange, rounded up or down to the nearest 1/100 of a cent, on the grant date. On February 28, 2006, the average of the high and low prices of Merck Common Stock as quoted on the New York Stock Exchange, rounded up or down to the nearest 1/100 of a cent, was $35.08.

Vesting and Exercise Periods	Options generally become exercisable in three annual equal installments beginning on the one year anniversary of the grant date and expire ten years from date of grant. The exercise price and any required tax withholding must be paid in cash or in such other manner as permitted for option exercises under the Company’s Incentive Stock Plan applicable to employees of Merck and its affiliates.

Cessation of Service: if a Non-Employee Director ceases service for any reason other than retirement or death, only options that were then exercisable may be exercised, and they expire if not exercised within three months of the date service ceased.

Death: all options immediately become exercisable and expire on the earlier of their original term or within three years of the date of death.

Retirement—that is, termination of service after at least age 65 and at least ten years of service, or at least age 70 and at least five years of service—a Non-Employee Director’s options will continue to become exercisable as if employment had continued, and must be exercised within ten years of the grant.

Restricted Stock	Actual shares of Common Stock or phantom shares of Common Stock may be granted to a Non-Employee Director on the terms and conditions and as the Board may prescribe from time to time.
Other Information
No reduction in exercise price
     Unless approved by the Company’s stockholders, no adjustments or reduction of the exercise price of any outstanding options may be made, either directly or by cancelling outstanding options and subsequently regranting options at a lower price to the same individual.
Adjustments
     In the event of reorganization, recapitalization, stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, rights offering or other similar change in the capital structure or shares of the Company, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by Incentives, and in the option price of outstanding NQSOs under, the 2006 Directors Plan will be made if, and in the same manner as, such adjustments are made to incentives issued under the Company’s then current Incentive Stock Plan subject to any required action by the Board of Directors or the stockholders of the Company and compliance with applicable securities laws.
Transferability
     Options are generally exercisable during a Non-Employee Director’s lifetime only by the Director, his or her legal guardian or legal representative. Options generally are not transferable other than by will or by the laws of descent and distribution. However, a Non-Employee Director may transfer an option while serving as a Non-Employee Director of the Company or within one year of ceasing service as a Non-Employee Director due to Retirement.

     An option may be transferred only to the Non-Employee Director’s spouse, children (including adopted children and stepchildren) and grandchildren (collectively, “Family Members”), to one or more trusts for the benefit of Family Members or, at the discretion of the Board of Directors, to one or more partnerships where the grantee and his Family Members are the only partners, in accordance with the rules set forth in this section. The Non-Employee Director may not receive any payment or other consideration for such transfer.
     Any option transferred as described above remains subject to the same terms and conditions in the hands of the transferee as were applicable prior to the transfer, except that the Non-Employee Director’s right to transfer the option does not apply to the transferee. However, upon a transferee’s death, the option may be exercised by the legal representatives or beneficiaries of the transferee within the exercise periods otherwise applicable.
Federal Income Tax Consequences
     The grant of an option will not result in income for the Non-Employee Director or in a deduction for the Company. The exercise of an option will result in ordinary income for the Non-Employee Director and a deduction for the Company measured by the difference between the exercise price and the fair market value of the shares of stock received at the time of exercise.
     The grant of actual or phantom shares of Restricted Stock will not result in income for the Non-Employee Director or in a deduction for the Company during the restricted period. On the lapse of such restriction, the Non-Employee Director will recognize ordinary income and the Company will recognize a deduction measured by the fair market value of the shares of stock when the restrictions lapse.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 10.1	Merck & Co., Inc. 2007 Incentive Stock Plan (Effective May 1, 2006)

Exhibit 10.2	Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan (Effective April 25, 2006)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.
Date: May 1, 2006	By:	/s/ Debra A. Bollwage
DEBRA A. BOLLWAGE
Senior Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Merck & Co., Inc. 2007 Incentive Stock Plan (Effective May 1, 2006)

10.2	Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan (Effective April 25, 2006)